 Exhibit 99.1
Meridian Waste Solutions Announces $12.4 Million Public Offering and NASDAQ Listing
MILTON, GA / ACCESSWIRE / January 24, 2017 / Meridian Waste Solutions, Inc. (NASDAQ: MRDN, MRDNW) ("Meridian Waste" or the "Company"), a vertically integrated, non-hazardous solid waste services company, today announced the pricing of an underwritten public offering of 3,000,000 shares of common stock and warrants to purchase 3,000,000 shares of common stock. Each share of common stock and warrant to purchase one share of common stock are offered at a combined public offering price of $4.13. The warrants will have a per share exercise price of $5.16, are exercisable immediately and will expire five years from the date of issuance. The common stock and the warrants have been approved to list on the Nasdaq Capital Market under the symbols MRDN and MRDNW, respectively.
The aggregate gross proceeds to Meridian Waste from the public offering are expected to be $12,390,000 prior to deducting underwriting discounts, commissions and other estimated offering expenses. Meridian Waste has granted the underwriters a 45-day option to purchase up to an additional 450,000 shares of common stock and/or warrants to purchase 450,000 shares of common stock to cover over-allotments, if any. The offering is expected to close on January 30, 2017, subject to customary closing conditions.
Meridian Waste intends to use the net proceeds from the public offering for capital expenditures including additional trucks and equipment to service recently awarded business, tuck-in acquisitions, repayment of indebtedness and working capital.
Joseph Gunnar & Co., LLC is acting as sole book-running manager for the offering. Axiom Capital Management, Inc. is acting as a co-manager for the offering and Garden State Securities, Inc. is acting as a Selected Dealer in the offering.
The Securities and Exchange Commission declared effective a registration statement on Form S-1 relating to these securities on January 24, 2017. A final prospectus relating to this offering will be filed with the SEC. The offering is being made only by means of a prospectus. Copies of the prospectus relating to the offering may be obtained by contacting Joseph Gunnar & Co., LLC, Prospectus Department, 30 Broad Street, 11th Floor, New York, NY 10004, telephone 212-440-9600, email: prospectus@jgunnar.com. Investors may also obtain these documents at no cost by visiting the Securities and Exchange Commission's website at http://www.sec.gov.
Before you invest, you should read the prospectus and other documents the Company has filed or will file with the Securities and Exchange Commission for more complete information about the Company and the offering.
This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.
About Meridian Waste Solutions, Inc.:
Meridian Waste Solutions, Inc. is a company defined by our commitment to servicing our customers with unwavering respect, fairness and care. We are focused on finding and implementing solutions to solid waste needs and challenges within the industry and for our customers. Currently, the company operates in St. Louis, Missouri and services over 65,000 residential, commercial, industrial and governmental customers. In addition to a fleet of commercial, residential and roll off trucks, the Company operates three transfer stations and one municipal solid waste landfill.
For more information, visit www.MWSinc.com.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve certain risks and uncertainties. The actual results or outcomes of Meridian Waste Solutions, Inc. may differ materially from those anticipated. Although Meridian Waste Solutions, Inc. believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any such assumptions could prove to be inaccurate. Therefore, Meridian Waste Solutions, Inc. can provide no assurance that any of the forward-looking statements contained in this press release will prove to be accurate.
In light of the significant uncertainties and risks inherent in the forward-looking statements included in this press release, such information should not be regarded as a representation by Meridian Waste Solutions, Inc. that its objectives or plans will be achieved. Included in these uncertainties and risks are, among other things, fluctuations in operating results, general economic conditions, uncertainty regarding the results of certain legal proceedings and competition. Forward-looking statements consist of statements other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "intend," "expect," "will," "anticipate," "estimate" or "continue" or the negatives thereof or other variations thereon or comparable terminology. Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Meridian Waste Solutions, Inc.'s most recent Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled "Risk Factors." Meridian Waste Solutions, Inc. does not undertake an obligation to update publicly any of its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Investors:
Hayden IR
ir@meridianwastesolutions.com
(917) 658-7878